UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2015

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) ServiceSource International, Inc. ("ServiceSource" or, the "Company") announced on April 20, 2015 that Ashley Johnson resigned as Chief Customer Officer effective as of April 20, 2015.

On June 5, 2015, in connection with Ms. Johnson's resignation, the Company and Ms. Johnson entered into a Release and Departure Agreement (the "Agreement") detailing the terms of Ms. Johnson's separation as an employee, which shall be effective as of June 30, 2015. Pursuant to the Agreement, Ms. Johnson will receive a lump sum departure payment of $100,000, less applicable withholdings (the "Departure Payment"). Ms. Johnson will also receive a bonus under the Company's 2015 Corporate Incentive Plan (the "2015 CIP Plan") for the first half of 2015, consistent with the terms of the 2015 CIP Plan. The Departure Payment described above is subject to Ms. Johnson's execution of an effective customary release for the benefit of the Company.

Item 8.01    Other Events.

The Company also announced on June 8, 2015 the appointment of Brian Delaney as Chief Operating Officer whose primary responsibility will be to oversee ServiceSource's global Managed Services delivery teams. A copy of the press release announcing Mr. Delaney's appointment is attached as Exhibit 99.1 to this current report on Form 8-K. The information in the press release attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated June 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2015

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 8, 2015